UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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InnerWorkings, Inc.

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The following communications are being issued by InnerWorkings, Inc., a Delaware corporation (the “Company”), in connection with the announcement on July 16, 2020 of its entry into an Agreement and Plan of Merger, by and among HH Global Group Limited, a company registered in England and Wales, HH Global Finance Limited, a company registered in England and Wales, Project Idaho Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and the Company.

Employee Email

Team,

I am reaching out to share some important news. Moments ago, we announced that we have entered into a definitive agreement with HH Global to combine operations. Together, we will result in a world-class global marketing services company with the ability to provide full, end-to-end marketing solutions for clients. The press release announcing the news is attached.

As you all know, over the past few months we’ve taken meaningful actions to put InnerWorkings in the best position to weather the current environment, including implementing meaningful cost saving measures in response to the COVID-19 pandemic. Navigating these circumstances has been challenging and I want to thank you for all of your efforts in continuing to meet our clients’ needs throughout this period. As part of our ongoing efforts and based on significant economic uncertainty going forward, our Board and Management Team explored a range of financing and strategic alternatives to best position us for the future. We are confident that this combination represents the best path forward for our Company and all our stakeholders, including our team of employees.

From a strategic perspective, this transaction enables us to combine our companies’ complementary offerings and capabilities, including our leading North American position and HH Global’s strong leadership presence in EMEA and APAC, to create global reach and scale while maintaining the agility and client-focused execution that is core to our strategic approach. Together, our two companies will have a stronger operating model and balance sheet and will be well-positioned to continue InnerWorkings’ transformation and to build and maintain long-term client relationships as a true first-choice partner for leading brands.

HH Global shares our focus on operational excellence and dedication to quality, innovation and sustainability. Importantly, they are eager to partner with us to create an even stronger team and achieve continued success together. We truly believe this combination is a win for our clients, suppliers, shareholders and employees.

Today’s news is just the first step in the process of the combination. The close of the transaction is expected before the end of the fourth quarter of this year. The agreement is subject to approval by InnerWorkings’ shareholders and the satisfaction of customary closing conditions, as is standard for most transactions of this nature. Until the close, both companies will continue to operate independently, so it remains business as usual for us. It is critical that we remain focused on providing outstanding client service and delivering excellent execution of services like we always do. It is also important that you do not coordinate with HH Global employees or engage with them directly at this time.

We are committed to keeping you informed as we work through the integration process. As with all confidential business matters, please do not share confidential information publicly, and please send all media calls to Bridget Freas, VP, Investor Relations.

I know you will have questions about what this means for InnerWorkings, and each of you as employees. Later today, I will be holding a virtual webcast at 9:30am CT to share more details about the combination. I encourage you to tune in and I will do my best to answer any questions you have.

On behalf of our Board of Directors and the entire management team, I want to thank you all for your continued hard work during these challenging times. We truly would not be the company we are today if it wasn’t for your ongoing dedication to InnerWorkings and to serving our clients. The strong foundation we have built provides a great platform for the success and growth in the future with this combination.

Sincerely,

Rich

Forward-Looking Statements

This document contains “forward-looking statements” that are based on beliefs, assumptions, and expectations of future events, taking into account the information currently available to InnerWorkings, Inc. (the “Company”). All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “will,” “seek,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual outcomes to differ materially from expectations of future outcomes the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, HH Global Group Limited, HH Global Finance Limited, and Project Idaho Merger Sub, Inc. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.inwk.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 17, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Employee FAQ

1.	Why are we going to be acquired by HH Global?

•	Over the past few months, we’ve taken meaningful action to put InnerWorkings in the best position to weather the current challenging environment in which we’re operating.

•	In these times of significant economic uncertainty, the Board of Directors and management determined to undertake a comprehensive process to exploring a range of financing and strategic alternatives.

•	We’re confident this combination represents the best path forward for our Company

2.	Who is HH Global?

•	HH Global is a global outsourced marketing execution provider based in London, England.

•

With complementary offerings and capabilities, InnerWorkings’ leading North American position and HH Global’s strong leadership presence in EMEA and APAC, the combined company will operate with global reach and scale, maintaining the agility and client-focused execution that is core to both InnerWorkings and HH Global’s strategic approach.

3.	How big is HHG (revenue)? How many employees? How many countries? Can you give a sense of concentration of employees by geography?

•	HH Global did approximately $584 million in gross revenue last year.

•	They have 1,384 employees connected across 45 countries, broken down as follows:

•	EMEA: ~570 employees (including 100 for group)

•	APAC: 394 employees

•	Americas: 420 employees

4.	What does today’s news mean for employees?

•	This combination is about bringing together and leveraging the respective strengths of InnerWorkings and HH Global.

•

With complementary offerings and capabilities, InnerWorkings’ leading North American position and HH Global’s strong leadership presence in EMEA and APAC, the combined company will operate with global reach and scale, maintaining the agility and client-focused execution that is core to both InnerWorkings and HH Global’s strategic approach.

•	We’re confident that this combination will provide even greater opportunities for our employees moving forward, as part of a stronger company.

•	Until the transaction closes, which is expected to occur before the end of the fourth quarter of 2020, it is business as usual.

•	We should all remain focused on our day-to-day responsibilities and serving our clients.

•	We will provide additional information when possible.

5.	Will there be any changes to my paycheck? Benefits?

•	Prior to the closing of the transaction, there are no anticipated changes to employees’ pay or benefits as a result of the announcement of the transaction.

•	Once the transaction is complete additional details will be provided regarding employee benefits.

6.	What will the combined company be called, and where will it be headquartered? Where is HHG headquartered today?

•	This will be determined by HH Global following the closing.

7.	Who will lead the combined company?

•	This will be determined by HH Global following the closing.

8.	Will there be job losses as a result of the transaction?

•	We are not in a position today to provide specific details about any particular role or office.

•	Until the transaction closes, which is expected to occur before the end of the fourth quarter of 2020, it is business as usual.

•	As soon as further information is available it will be provided.

9.	What will the integration entail?

•	Both companies will continue to operate independently until the close, so it remains business as usual for us.

•	We expect our complementary expertise and shared values will facilitate a smooth integration process for everyone.

10.	What should employees be doing?

•	Both companies will continue to operate independently until the close, so it remains business as usual for us – nothing for you to do now.

•	It is critical that we remain focused on providing outstanding client service and delivering excellent execution of services like we always do.

•	It is also important that you do not coordinate with HH Global employees or engage with them directly regarding this pending transaction.

11.	What should we expect? When will we know more?

•	Today’s news is just the first step in the process of the combination.

•	We are committed to keeping you informed and will provide updates as we are able.

12.	Where can I find more information?

•	We have provided all of the information we have available for you at this time. As we have additional clarity to share, we will do so.

13.	What should I do if I am contacted by media or others?

•	Please direct all media inquiries to Bridget Freas, VP, Investor Relations.

Forward-Looking Statements

This document contains “forward-looking statements” that are based on beliefs, assumptions, and expectations of future events, taking into account the information currently available to InnerWorkings, Inc. (the “Company”). All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “will,” “seek,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual outcomes to differ materially from expectations of future outcomes the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, HH Global Group Limited, HH Global Finance Limited, and Project Idaho Merger Sub, Inc. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investor.inwk.com/financial-information/sec-filings.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 28, 2020, its annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 17, 2020, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.